UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 28, 2005

CARDIAC SCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19567	33-0465681
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1900 Main Street, Suite 700, Irvine, California		92614
(Address of principal executive offices)		(Zip Code)

     Registrant's telephone number, including area code: (949) 797-3800

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On January 28, 2005, Cardiac Science, Inc. (the “Registrant”), entered into an amendment and limited waiver (the “Amendment”) to the Senior Note and Warrant Purchase Agreement, dated as of May 29, 2002, as amended July 1, 2003, as further amended March 15, 2004 (the “Purchase Agreement ”), with Perseus Acquisition/Recapitalization Fund, L.L.C., Perseus Market Opportunity Fund, L.P. and Cardiac Science Co-Investment, L.P. (collectively, the “Senior Note Holders”). Mr. Ray E. Newton III, a managing director of Perseus L.L.C. (an entity affiliated with the Senior Note Holders), serves on the Registrant’s Board of Directors as a designee of the Senior Note Holders.

Pursuant to the terms of the Amendment, the Registrant and the Senior Note Holders agreed to: (i) extend the maturity date of the $50 million in aggregate principal amount of senior notes issued under the Purchase Agreement by 12 months to May 29, 2008; (ii) defer all cash interest payments until maturity; and (iii) modify certain financial covenants regarding minimum EBITDA, minimum debt to capitalization and maximum capital expenditures, and delete certain other financial covenants for 2005 through maturity. Additionally, the Senior Note Holders waived certain covenant violations, including all financial covenant violations for the quarter and year ended December 31, 2004.

In exchange for the foregoing amendments and waiver contained in the Amendment, the Registrant agreed to reduce the exercise price of warrants to purchase  13,438,599 shares of common stock originally issued to the Senior Note Holders in connection with the Purchase Agreement to $2.00 per share, down from the original weighted average price of approximately $3.21 per share.

As a result of the foregoing modifications to the senior notes, the Registrant expects to incur additional non-cash interest and amortization expense, both of which will be included in interest expense, of approximately $1.0 million in 2005, $1.3 million in 2006, $4.1 million in 2007 and $3.1 million in 2008.

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “should,” and variations of such words and similar expressions are intended to identify such forward-looking statements. The Registrant cautions that these statements are subject to substantial risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements and should not be relied upon by investors when making an investment decision. Information on other factors is detailed in the Registrant’s Form 10-K for the year ended December 31, 2003, subsequent quarterly filings, and other documents filed by the Registrant with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIAC SCIENCE, INC.

January 28, 2005	By:	/s/ Roderick de Greef
Roderick de Greef, Chief Financial Officer